     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998


                                                      REGISTRATION NO. 333-46737
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AVIS RENT A CAR, INC.

             (Exact Name Of Registrant As Specified In Its Charter)

           DELAWARE                          7514                  11-3347585
 (State or other jurisdiction    (Primary standard industrial   (I.R.S. employer
     of incorporation or         classification code number)     identification
        organization)                                               number)

                              900 OLD COUNTRY ROAD
                            GARDEN CITY, N.Y. 11530
                                 (516) 222-3000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JOHN H. CARLEY, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             AVIS RENT A CAR, INC.
                              900 OLD COUNTRY ROAD
                            GARDEN CITY, N.Y. 11530
                                 (516) 222-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

       VINCENT J. PISANO, ESQ.                   STEPHEN H. COOPER, ESQ.
 SKADDEN, ARPS, SLATE, MEAGHER & FLOM           WEIL, GOTSHAL & MANGES LLP
                 LLP                                 767 FIFTH AVENUE
           919 THIRD AVENUE                      NEW YORK, NEW YORK 10153
       NEW YORK, NEW YORK 10022                       (212) 310-8000
            (212) 735-3000                         (212) 310-8007 (FAX)
         (212) 735-2000 (FAX)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED MAXIMUM
                                                                    AMOUNT TO BE     AGGREGATE OFFERING      AMOUNT OF
             TITLE OF SECURITIES TO BE REGISTERED                  REGISTERED(A)          PRICE(B)        REGISTRATION FEE
Common Stock, par value $.01 per share.........................      5,750,000          $189,390,625         $55,870.23

(a) Includes 750,000 shares which the Underwriters have an option to purchase to cover over-allotments.

(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of the Registrant's Common Stock on February 20, 1998, as reported on the Composite Tape of the New York Stock Exchange.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company:

 Securities and Exchange Commission registration fee..............  $  55,870
 NASD filing fees and expenses....................................     19,439
 Printing and engraving expenses..................................    150,000
 Legal fees and expenses..........................................     75,000
 Accounting fees and expenses.....................................     90,000
 Miscellaneous....................................................     50,000
                                                                    ---------
       Total......................................................  $ 440,309
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses, (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

    As permitted by Section 102(b)(7) of the GCL, the Amended and Restated Certificate of Incorporation of the Company (filed herewith as Exhibit 3.1) (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other that (i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the GCL and (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Amended and Restated Bylaws (filed herewith as Exhibit 3.2) (the "Bylaws") provide indemnification of the Company's directors and officers, both past and present, to the fullest extent permitted by the GCL, and allow the Company to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer, pursuant to the Bylaws. The Company's Bylaws will also authorize the Company to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability inserted against him in any such capacity whether or not the Company would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the GCL.

    The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors of officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any preceding against them as to which they could be indemnified.

    The Underwriting Agreement (filed herewith as Exhibit 1 provides for the indemnification by the Underwriters of directors and certain officers of the Company against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits:


 EXHIBIT
   NO.                                          DESCRIPTION
---------  -------------------------------------------------------------------------------------
1          Form of Underwriting Agreement**
3.         CERTIFICATE OF INCORPORATION AND BY-LAWS
3.1        Amended and Restated Certificate of Incorporation of the Registrant****
3.2        Amended and Restated By-Laws of the Registrant****
4.         INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
4.1        Form of Certificate of Common Stock***
4.2        Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding
           II L.L.C., as issuer, and Harris Trust and Savings Bank, as trustee.***
4.3        Series 1997-1 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C.
           and Harris Trust and Savings Bank, as trustee, to the Amended and Restated Base
           Indenture, dated as of July 30, 1997, between AESOP Funding II and the Trustee.***
4.4        Series 1997-2 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C.
           and Harris Trust and Savings Bank, as trustee, to the Amended and Restated Base
           Indenture, dated as of July 30, 1997, between AESOP Funding II and the Trustee.***
4.5        Loan Agreement, dated as of July 30, 1997, between AESOP Leasing L.P., as borrower, and AESOP Funding II L.L.C., as lender.***
4.6        Loan Agreement, dated as of July 30, 1997, among AESOP Leasing L.P., as borrower, PV
           Holding Corp., as a permitted nominee of the borrower, Quartx Fleet Management, Inc., as a permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
4.7        Loan Agreement, dated as of July 30, 1997, between AESOP Leasing Corp. II, as borrower, AESOP Leasing Corp., as permitted nominee of the borrower, and AESOP
           Funding II L.L.C., as lender.***
4.8        Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, by and among
           AESOP Leasing L.P., as lessor, Avis Rent A Car System, Inc., as lessee, individually and as the Administrator and Avis Rent A Car, Inc., as guarantor.***

 EXHIBIT
   NO.                                          DESCRIPTION
---------  -------------------------------------------------------------------------------------
4.9        Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP Leasing L.P., as lessor, Avis Rent A Car System, Inc., individually and as the Administrator, certain Eligible Rental Car Companies, as lessees, and Avis
           Rent A Car, Inc., as guarantor.***
4.10       Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP Leasing Corp. II, as lessor, Avis Rent A Car System, Inc., individually and as the Administrator, certain Eligible Rental Car Companies, as lessees and Avis
           Rent A Car, Inc., as guarantor.***
4.11       Credit Agreement, dated as of July 30, 1997, among Avis Rent A Car, Inc., Avis Rent A
           Car System, Inc., The Chase Manhattan Bank, as administrative agent, Lehman
           Commercial Paper, Inc., as syndication agent and the other lenders party thereto (the
           "Credit Agreement").***
4.12       Guarantee, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit
           Agreement.***
4.13       Security Agreement, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit
           Agreement.***
4.14       Pledge Agreement, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit
           Agreement.***
5          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the Common
           Stock.****
10.        MATERIAL CONTRACTS
10.1       Form of Registration Rights Agreement***
10.2       Separation Agreement between Cendant Car Rental, Inc. and Avis Rent A Car, Inc.***
10.3       Master License Agreement among Cendant Car Rental, Inc., Avis Rent A Car System, Inc.
           and Wizard Co., Inc.***
10.4       Computer Services Agreement between Avis Rent A Car System, Inc. and WizCom
           International, Ltd.***
10.5       Reservation Services Agreement between Cendant Incorporated and Avis Rent A Car
           System, Inc.***
10.6       Form of Tax Disaffiliation Agreement among Cendant Incorporated, Cendant Car Rental,
           Inc. and Avis Rent A Car, Inc.***
10.7       Form of Lease Agreement by and between WizCom International, Ltd., as lessor, and
           Avis Rent A Car System, Inc. as lessee (Virginia Beach, Virginia).***
10.8       Form of Sublease Agreement by and between WizCom International, Ltd., as sublessor, and Avis Rent A Car System, Inc., as sublessee (Tulsa, Oklahoma).***
10.9       Form of Sublease Agreement by and between WizCom International, Ltd., as sublessor, and Avis Rent A Car System, Inc., as sublessee (Garden City, New York).***
10.10      Wizard Note Assignment, Assumption and Release Agreement, dated as of July 30, 1997 by and between Wizard Co., Inc., Avis Rent A Car System, Inc. and Reserve Claims
           Management Co.***

 EXHIBIT
   NO.                                          DESCRIPTION
---------  -------------------------------------------------------------------------------------
10.11      Termination Services Agreement, among Harris Trust and Savings Bank, AESOP Funding II
           L.L.C., Avis Rent A Car System, Inc., and Wizcom International, Ltd.***
10.13      Call Transfer Agreement, dated March 4, 1997, between HFS Incorporated and Avis Rent
           A Car System, Inc.***
10.14      Form of Amended and Restated Employment Agreement, dated as of February 9, 1996, between HFS Car Rental, Inc. and F. Robert Salerno***
10.15      Offer Letter, dated as of February 24, 1997, between Craig Hoenshell and HFS
           Incorporated.***
10.16      Amended and Restated Employment Agreement, dated February 9, 1996, between HFS Car
           Rental, Inc. and John Forsythe.***
10.17      Employment Agreement, dated September 28, 1987, between Cendant Car Rental, Inc. and
           Michael P. Collins.***
10.18      Avis Rent A Car, Inc. 1997 Stock Option Plan***
21         Subsidiaries of the Registrant***
23.1       Consent of Deloitte & Touche LLP, Independent Auditors of the Company.****
23.2       Consent of Ernst & Young LLP, Independent Auditors of The First Gray Line
           Corporation.****
23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
           Exhibit 5)****
24         Powers of Attorney****
27         FINANCIAL DATA SCHEDULE
27.1       Financial Data Schedule--December 31, 1996****
27.2       Financial Data Schedule--December 31, 1997****


------------------------

*   To be filed by amendment

**  Filed herewith

*** Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, 333-28609.


****Previously filed


    (b) Financial Statement Schedule. Schedule II--Valuation and Qualifying Accounts

        All other schedules are omitted because the information is not required or because the information is included in the combined financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 14 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 13, 1998.



                                             AVIS RENT A CAR, INC.
                                             (Registrant)

                                             By:        /s/ JOHN H. CARLEY
                                                        ------------------------------------------
                                                        Name: John H. Carley
                                                        Title:Executive Vice President and General
                                                              Counsel

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                         TITLE                           DATE
--------------------------------------------------  ------------------------------------------  -----------------

                          *                         Chairman of the Board, Chief Executive       March 13, 1998
     ---------------------------------------          Officer and Director
                  R. Craig Hoenshell                  (Principal Executive Officer)

                          *                         President, Chief Operating Officer and       March 13, 1998
     ---------------------------------------          Director
                  F. Robert Salerno

                          *                         Executive Vice President and Chief           March 13, 1998
     ---------------------------------------          Financial Officer
                   Kevin M. Sheehan                   (Principal Financial Officer)

                          *                         Vice President and Controller                March 13, 1998
     ---------------------------------------          (Principal Accounting Officer)
                  Timothy M. Shanley

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                  Stephen P. Holmes

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                  Michael P. Monaco

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                   W. Alun Cathcart

                          *                         Director                                     March 13, 1998
     ---------------------------------------
               Leonard S. Coleman, Jr.

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                  Michael J. Kennedy

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                  Martin L. Edelman

                          *                         Director                                     March 13, 1998
     ---------------------------------------
                  Deborah L. Harmon

                    SIGNATURE                                         TITLE                           DATE
--------------------------------------------------  ------------------------------------------  -----------------
                          *                         Director                                     March 13, 1998
     ---------------------------------------
                 Michael L. Tarnopol


------------------------


* Karen C. Sclafani, by signing her name hereto, does hereby execute this Amendment to the Registration Statement on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors contained on the signature pages of the original Registration Statement.



                                          By: /s/ Karen C. Sclafani
                                             -----------------------------------
                                             Karen C. Sclafani
                                             Attorney-in-Fact

          INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Avis Rent A Car, Inc.

    We have audited the accompanying consolidated statements of financial position of Avis Rent A Car, Inc. and subsidiaries (successors to Rental Car System Holdings, Inc. and subsidiaries, Avis International, Ltd. and subsidiaries, Avis Enterprises, Inc. and subsidiaries, Pathfinder Insurance Company and Global Excess & Reinsurance, Ltd., all previously Wholly-Owned by Avis, Inc., collectively the "Predecessor Companies") (collectively referred to as "Avis Rent A Car, Inc." or the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period October 17, 1996 (Date of Acquisition) to December 31, 1996 and as to the Predecessor Companies the related consolidated statements of operations, stockholders' equity and cash flows for the period January 1, 1996 to October 16, 1996 and for the year ended December 31, 1995, and have issued our report thereon dated January 29, 1998 (February 20, 1998 as to Note 19); such report is included elsewhere in this Registration Statement. Our audits also included the financial statement schedule of the Company and the Predecessor Companies, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
New York, New York
January 29, 1998
(February 20, 1998 as to Note 19)

                             AVIS RENT A CAR, INC.

                          FINANCIAL STATEMENT SCHEDULE

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

                                                                               ADDITIONS
                                                                        ------------------------
                                                            BALANCE AT  CHARGED TO      OTHER                  BALANCE AT
                                                            BEGINNING    COSTS AND   ADDITIONS,                  END OF
DESCRIPTION                                                 OF PERIOD    EXPENSES      NET(A)     DEDUCTIONS     PERIOD
----------------------------------------------------------  ----------  -----------  -----------  -----------  ----------
Year Ended December 31, 1995:
Allowance for doubtful accounts--accounts receivable......  $    3,731   $     (48)                $     937   $    2,746
Accumulated amortization--goodwill........................  $   32,714   $   4,757                             $   37,471
Public liability and property damage and other insurance
  liabilities.............................................  $  184,002   $  81,800                 $  71,125   $  194,677
January 1, 1996 to October 16, 1996:
Allowance for doubtful accounts--accounts receivable......  $    2,746   $   1,238                 $     794   $    3,190
Accumulated amortization--goodwill........................  $   37,471   $   3,782                             $   41,253
Public liability and property damage and other insurance
  liabilities.............................................  $  194,677   $  74,109                 $  56,315   $  212,471

October 17, 1996 (Date of Acquisition) to
  December 31, 1996:
Allowance for doubtful accounts--accounts receivable......               $     227                             $      227
Accumulated amortization--goodwill........................               $   1,026                             $    1,026
Public liability and property damage and other insurance
  liabilities.............................................  $  212,471   $  17,355                 $  16,041   $  213,785

Year Ended December 31, 1997:
Allowance for doubtful accounts--accounts receivable......  $      227   $   3,208                 $   2,556   $      879
Accumulated amortization--goodwill........................  $    1,026   $   6,860                             $    7,886
Public liability and property damage and other insurance
  liabilities.............................................  $  213,785   $  96,663    $  16,670    $  71,089   $  256,029

------------------------

a) Includes additions of $16,838 relating to the acquisition of The First Grayline Corporation on
    August 20, 1997.

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                              DESCRIPTION                                             PAGE NO.
---------  ----------------------------------------------------------------------------------------------  -----------
1          Form of Underwriting Agreement**
3.         CERTIFICATE OF INCORPORATION AND BY-LAWS
3.1        Amended and Restated Certificate of Incorporation of the Registrant****
3.2        Amended and Restated By-Laws of the Registrant****
4.         INSTRUMENTS DEFINING THE RIGHTS OF SECURITYHOLDERS, INCLUDING INDENTURES
4.1        Form of Certificate of Common Stock***
4.2        Amended and Restated Base Indenture, dated as of July 30, 1997, between AESOP Funding II
           L.L.C., as issuer, and Harris Trust and Savings Bank, as trustee.***
4.3        Series 1997-1 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and Harris
           Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of
           July 30, 1997, between AESOP Funding II and the Trustee.***
4.4        Series 1997-2 Supplement, dated as of July 30, 1997 between AESOP Funding II L.L.C. and Harris
           Trust and Savings Bank, as trustee, to the Amended and Restated Base Indenture, dated as of
           July 30, 1997, between AESOP Funding II and the Trustee.***
4.5        Loan Agreement, dated as of July 30, 1997, between AESOP Leasing L.P., as borrower, and AESOP
           Funding II L.L.C., as lender.***
4.6        Loan Agreement, dated as of July 30, 1997, among AESOP Leasing L.P., as borrower, PV Holding
           Corp., as a permitted nominee of the borrower, Quartx Fleet Management, Inc., as a permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
4.7        Loan Agreement, dated as of July 30, 1997, between AESOP Leasing Corp. II, as borrower, AESOP
           Leasing Corp., as permitted nominee of the borrower, and AESOP Funding II L.L.C., as lender.***
4.8        Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, by and among AESOP
           Leasing L.P., as lessor, Avis Rent A Car System, Inc., as lessee, individually and as the
           Administrator and Avis Rent A Car, Inc., as guarantor.***
4.9        Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP
           Leasing L.P., as lessor, Avis Rent A Car System, Inc., individually and as the Administrator, certain Eligible Rental Car Companies, as lessees, and Avis Rent A Car, Inc., as guarantor.***
4.10       Master Motor Vehicle Operating Lease Agreement, dated as of July 30, 1997, by and among AESOP
           Leasing Corp. II, as lessor, Avis Rent A Car System, Inc., individually and as the
           Administrator, certain Eligible Rental Car Companies, as lessees and Avis Rent A Car, Inc., as guarantor.***
4.11       Credit Agreement, dated as of July 30, 1997, among Avis Rent A Car, Inc., Avis Rent A Car
           System, Inc., The Chase Manhattan Bank, as administrative agent, Lehman Commercial Paper,
           Inc., as syndication agent and the other lenders party thereto (the "Credit Agreement").***
4.12       Guarantee, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit Agreement.***
4.13       Security Agreement, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit Agreement.***
4.14       Pledge Agreement, dated as of July 30, 1997, in favor of The Chase Manhattan Bank, as administrative agent for the lenders from time to time parties to the Credit Agreement.***
5          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the Common
           Stock.****
10.        MATERIAL CONTRACTS
10.1       Form of Registration Rights Agreement***
10.2       Separation Agreement between Cendant Car Rental, Inc. and Avis Rent A Car, Inc.***
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
 EXHIBIT
   NO.                                              DESCRIPTION                                             PAGE NO.
---------  ----------------------------------------------------------------------------------------------  -----------
10.3       Master License Agreement among Cendant Car Rental, Inc., Avis Rent A Car System, Inc. and
           Wizard Co., Inc.***
10.4       Computer Services Agreement between Avis Rent A Car System, Inc. and WizCom International,
           Ltd.***
10.5       Reservation Services Agreement between Cendant Incorporated and Avis Rent A Car System,
           Inc.***
10.6       Form of Tax Disaffiliation Agreement among Cendant Incorporated, Cendant Car Rental, Inc. and
           Avis Rent A Car, Inc.***
10.7       Form of Lease Agreement by and between WizCom International, Ltd., as lessor, and Avis Rent A
           Car System, Inc. as lessee (Virginia Beach, Virginia).***
10.8       Form of Sublease Agreement by and between WizCom International, Ltd., as sublessor, and Avis
           Rent A Car System, Inc., as sublessee (Tulsa, Oklahoma).***
10.9       Form of Sublease Agreement by and between WizCom International, Ltd., as sublessor, and Avis
           Rent A Car System, Inc., as sublessee (Garden City, New York).***
10.10      Wizard Note Assignment, Assumption and Release Agreement, dated as of July 30, 1997 by and between Wizard Co., Inc., Avis Rent A Car System, Inc. and Reserve Claims Management Co.***
10.11      Termination Services Agreement, among Harris Trust and Savings Bank, AESOP Funding II L.L.C.,
           Avis Rent A Car System, Inc., and Wizcom International, Ltd.***
10.13      Call Transfer Agreement, dated March 4, 1997, between HFS Incorporated and Avis Rent A Car
           System, Inc.***
10.14      Form of Amended and Restated Employment Agreement, dated as of February 9, 1996, between HFS
           Car Rental, Inc. and F. Robert Salerno***
10.15      Offer Letter, dated as of February 24, 1997, between Craig Hoenshell and HFS Incorporated.***
10.16      Amended and Restated Employment Agreement, dated February 9, 1996, between HFS Car Rental,
           Inc. and John Forsythe.***
10.17      Employment Agreement, dated September 28, 1987, between Cendant Car Rental, Inc. and Michael
           P. Collins.***
10.18      Avis Rent A Car, Inc. 1997 Stock Option Plan***
13         Annual Report to Shareholders for the year ended December 31, 1997
20         Proxy Statement of the Registrant for Annual Meeting of Stockholders--May 21, 1998
21         Subsidiaries of the Registrant***
23.1       Consent of Deloitte & Touche LLP, Independent Auditors of the Company.****
23.2       Consent of Ernst & Young LLP, Independent Auditors of The First Gray Line Corporation.****
23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
           Exhibit 5)****
24         Powers of Attorney****
27         FINANCIAL DATA SCHEDULE
27.1       Financial Data Schedule--December 31, 1996****
27.2       Financial Data Schedule--December 31, 1997****
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------------------------

*   To be filed by amendment

**  Filed herewith

*** Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, 333-28609.


****Previously filed